Exhibit 99.1

B&G Foods Announces Tax Treatment of 2006 EIS Distributions

Parsippany, N.J., January 30, 2007—B&G Foods, Inc. (AMEX: BGF), a manufacturer and distributor of high quality, shelf-stable foods, today explained the tax treatment of its 2006 cash payments on its Enhanced Income Securities (EISs).

Each EIS (CUSIP # 05508R 20 5) is comprised of one share of Class A common stock (CUSIP # 05508R 10 6) and $7.15 principal amount of 12% senior subordinated notes due 2016 (CUSIP # 05508R AB 2).  In 2006, B&G Foods distributed $0.848 per EIS as a distribution on the Class A common stock represented thereby and $0.858 per EIS as a distribution of interest on the principal amount of senior subordinated notes represented thereby.

Based on U.S. federal income tax laws, B&G Foods has determined that of the portion of the 2006 EIS distributions attributable to the Class A common stock, 100% (or $0.848 per EIS) will be treated as a return of capital on the Class A common stock.  EIS holders are urged to check their 2006 tax statements received from brokerage firms in order to ensure that the cash distribution information reported on such statements conforms to the information reported herein.  Generally, the portion of the distribution on the Class A common stock that is treated as a nontaxable return of capital should reduce the tax basis in the shares of Class A common stock represented by the EISs.

The tables below summarize the tax treatment of B&G Foods’ 2006 EIS cash distributions attributable to the Class A common stock and the senior subordinated notes represented thereby.  Additional information concerning the tax treatment of 2006 EIS distributions is posted to the Investor Relations section of B&G Foods’ website, www.bgfoods.com, under the heading “Investor FAQ.”  EIS holders are also urged to consult their own tax advisors to determine their individual tax treatment.

2006 Cash Distribution Tax Reporting Information Per Enhanced Income Security (EIS)

B&G Foods, Inc.
Class A common stock
CUSIP #  05508R 10 6

Each share of Class A common stock is represented by an EIS (CUSIP # 05508R 20 5)

Declaration Date	Quarterly Dividend Payment Period	Record Date	Payment Date	Total Per Share Distribution	2006 Taxable Dividend	2006 Return of Capital
11/14/2005	10/2/2005 to 12/31/2005	12/31/2005	1/30/2006	$0.2120	—	$0.2120
3/7/2006	1/1/2006 to 4/1/2006	3/31/2006	5/1/2006	$0.2120	—	$0.2120
5/9/2006	4/2/2006 to 7/1/2006	6/30/2006	7/31/2006	$0.2120	—	$0.2120
8/8/2006	7/2/2006 to 9/30/2006	9/30/2006	10/30/2006	$0.2120	—	$0.2120

	2006 Totals			$0.8480	—	$0.8480

B&G Foods, Inc.
12% senior subordinated notes due 2016
CUSIP #  05508R AB 2

Each $7.15 principal amount of senior subordinated notes is represented by an EIS (CUSIP # 05508R 20 5)

Quarterly Interest Payment Period	Record Date	Payment Date	Total Interest Distribution per $7.15 Principal Amount	2006 Interest Income
10/31/2005 to 1/29/2006	12/31/2005	1/30/2006	$0.2145	$0.2145
1/30/2006 to 4/30/2006	3/31/2006	5/1/2006	$0.2145	$0.2145
5/1/2006 to 7/30/2006	6/30/2006	7/31/2006	$0.2145	$0.2145
7/31/2006 to 10/29/2006	9/30/2006	10/30/2006	$0.2145	$0.2145

2006 Totals			$0.8580	$0.8580

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico. B&G Foods’ products include jams, jellies and fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles and peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Ac’cent Sa-Son, Trappey’s, Underwood, Vermont Maid and Wright’s.

IRS Circular 230 Disclosure

The discussion contained in this press release as to tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding United States federal income tax penalties.  Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this press release.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Contacts:

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Don Duffy	John Flanagan
866-211-8151	203-682-8222